CONSENT OF PROSPECTIVE DIRECTOR

           The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, as amended, to being named as a prospective director in the registration statement on Form S-11, and any amendments thereto, to be filed by CreXus Investment Corp.

/s/ Nancy Jo Kuenstner

Name: Nancy Jo Kuenstner
Dated: August 12, 2009